UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

VENUS CONCEPT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900

Toronto, Ontario M2J 4Y8

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (877) 848-8430

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2020, Venus Concept Inc., a Delaware corporation (the “Company”), entered into an amendment to its credit agreement dated as of October 11, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Madryn Credit Agreement”), by and among Venus Concept Canada Corp., an Ontario corporation, Venus USA (collectively, the “Borrowers”), the Company, as a Guarantor, Venus Concept Ltd., an Israeli corporation, as a Guarantor, the other Guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), and Madryn Health Partners, LP, as Administrative Agent (“Madryn”). The Twelfth Amendment to Credit Agreement dated April 29, 2020, by and among the Company, the Borrowers, the Lenders and Madryn (the “Amendment”), amends the Madryn Credit Agreement to, (i) require that interest payments for the period beginning January 1, 2020 and ending on, and including, April 29, 2020 (the “PIK Period”), be paid-in-kind, (ii) increase the interest rate from 9.00% per annum to 12.00% per annum during the PIK Period and (iii) require the Company to provide certain additional financial and other reporting information to the Lenders.

The description of the Amendment is qualified in its entirety by the terms of the Amendment. A copy of the Amendment is attached hereto as exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company and one of its subsidiaries received funding in connection with “Small Business Loans” under the federal Paycheck Protection Program provided in Section 7(a) of the Small Business Act of 1953, as amended by the Coronavirus Aid, Relief, and Economic Security Act, as amended from time to time (the “PPP”). Pursuant to the terms of the U.S. Small Business Administration Note dated as of April 21, 2020, by the Company and in favor of City National Bank of Florida, a national banking association (“CNB”), the Company borrowed $1,665,000 original principal amount, which was funded on April 29, 2020 (the “Venus Concept PPP Loan”). The Venus Concept PPP Loan bears interest at 1% per annum and matures in two years from the date of disbursement of funds under the loan. Interest and principal payments under the Venus Concept PPP Loan will be deferred for a period of six months. Under certain circumstances, all or a portion of the Venus Concept PPP Loan may be forgiven, however, there can be no assurance that any portion of the Venus Concept PPP Loan will be forgiven and that the Company would not be required to repay the Venus Concept PPP Loan in full.

The Venus Concept PPP Loan contain certain covenants which, among other things, restrict the Company’s use of the proceeds of the PPP Loan to the payment of payroll costs, interest on mortgage obligations, rent obligations and utility expenses, require compliance with all other loans or other agreements with any creditor of the Company, to the extent that a default under any loan or other agreement would materially affect the Company’s ability to repay its PPP Loan and limit the Company’s ability to make certain changes to its ownership structure.

Venus Concept USA Inc., a Delaware corporation (“Venus USA”), a wholly-owned subsidiary of the Company, also entered into a U.S. Small Business Administration Note dated as of April 15, 2020 in favor of CNB pursuant to which Venus USA borrowed $2,383,125 original principal amount, which was funded on April 20, 2020 (the “Venus USA PPP Loan” and together with the Venus Concept PPP Loan, individually each a “PPP Loan” and collectively, the “PPP Loans”). The terms of the Venus USA PPP Loan are substantially similar to the terms of the Venus Concept PPP Loan.

If the Company and/or Venus USA defaults on their respective PPP Loan (i) events of default will occur under the Madryn Credit Agreement and that certain Second Amended and Restated Loan Agreement dated March 20, 2020, by and among the Company, the Borrowers and City National Bank of Florida and (ii) the Company and/or Venus USA may be required to immediately repay their respective PPP Loan.

The description of the Venus Concept PPP Loan is qualified in its entirety by the terms of the Venus Concept PPP Loan. A copy of the Venus Concept PPP Note is attached hereto as exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Twelfth Amendment to Credit Agreement dated April 29, 2020, by and among the Company, certain of the Company’s direct and indirect subsidiaries, the Lenders and Madryn.

10.2	SBA Payroll Protection Program Note dated April 21, 2020, by Venus Concept Inc. and in favor of City National Bank of Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer

Date: April 30, 2020